UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (or Date of Earliest Event Reported): June 2, 2011

THE GOLDFIELD CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-7525	88-0031580
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1684 West Hibiscus Blvd. Melbourne, FL		32901
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (321) 724-1700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Annual Meeting of Stockholders

On June 2, 2011, The Goldfield Corporation (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the stockholders approved the following proposals described in the Company’s Proxy Statement dated April 29, 2011 and previously filed with the Securities and Exchange Commission.

I.	Election of Seven Directors

The number of votes cast or withheld and broker non-votes with respect to the election of each of the directors is set forth below:

Name	For	Withheld	Broker Non-Votes
Thomas E. Dewey, Jr.	10,234,697	669,392	9,322,062
Harvey C. Eads, Jr.	10,243,812	660,277	9,322,062
John P. Fazzini	10,200,587	703,502	9,322,062
Danforth E. Leitner	10,236,997	667,092	9,322,062
Al Marino	10,244,197	659,892	9,322,062
Dwight W. Severs	10,246,602	657,487	9,322,062
John H. Sottile	10,199,132	704,957	9,322,062

II.	Ratification of the Appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2011

The number of votes cast for or against, and the number of abstentions and broker non-votes cast on the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011 is set forth below:

For	Against	Abstain	Broker Non-Votes
19,049,891	944,946	231,314	0

These items were the only matters voted upon at the Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 3, 2011

THE GOLDFIELD CORPORATION

By:	/S/ STEPHEN R. WHERRY
Stephen R. Wherry
Senior Vice President, Chief Financial Officer (Principal Financial and Accounting Officer), Treasurer and Assistant Secretary